Exhibit 99.1

Contact: Mark E. Secor
Executive Vice President & Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280
Date: July 18, 2017

FOR IMMEDIATE RELEASE

Thomas H. Edwards to Retire as President and Chief Credit Officer of Horizon Bank and appointment of Dennis J. Kuhn, as Executive Vice President & Chief Commercial Banking Officer

July 18, 2017, Michigan City, Indiana – Horizon Bancorp (NASDAQ GS: HBNC) announced Thomas H. Edwards, will retire as President and Chief Credit Officer of Horizon Bank (“Horizon Bank”) and Executive Vice President of Horizon Bancorp (and together with Horizon Bank, “Horizon”) on December 31, 2017. Mr. Edwards has served as the Bank’s President & Chief Credit Officer since December 17, 2002 and as an Executive Vice President of the holding company since May 17, 1999.  Mr. Edwards’ primary responsibilities were oversight of commercial credit underwriting, allowance for loan and lease loss reserves, treasury management and wealth and investment management.

“Mr. Edwards has provided leadership, guidance and inspiration throughout his years with Horizon, generously giving of his time and expertise to the company and the community,” said Craig M. Dwight, Chairman and CEO of Horizon Bancorp. “As President and Chief Credit Officer, he presided over a period of unprecedented growth and successfully guided Horizon through the great recession.  We wish to thank Mr. Edwards for his years of service and to wish him the best in his retirement years.”

Effective October 1, 2017, Horizon will appoint Dennis J. Kuhn as Mr. Edwards’ successor.  The transition of responsibilities to Mr. Kuhn will occur over the next six months.  Mr. Kuhn joined Horizon Bank in May 2010 to establish its first full-service office in Kalamazoo, Michigan.   Since 2010, Mr. Kuhn has successfully led Horizon’s growth efforts in Michigan and Northeast, Indiana.  Mr. Kuhn started his banking career in 1985 with First of America Bank in Lansing, Michigan.  Following formal commercial credit training, he moved to the First of America affiliate in La Porte, Indiana, where he worked as a commercial loan officer for Mr. Edwards.  Mr. Kuhn rose through the ranks at First of America to become a Vice President and Group Commercial Loan Manager, before departing in 1995 to join Michigan National Bank as their market president for Kalamazoo, Michigan.  In 2000, Mr. Kuhn was appointed President and CEO of Portage Commerce Bank, Portage, Michigan, an affiliate of Capitol Bancorp. Ltd.  Mr. Kuhn has managed successfully through multiple recessions and has a similar credit philosophy as Mr. Edwards.

Mr. Dwight commented, “Horizon is fortunate to have a person of Mr. Kuhn’s caliber, who is well known to us and has a shared credit philosophy.  In addition, Mr. Edwards retirement date at year-end provides for a seamless transition.”

--MORE--

Page 2: Cont. Horizon Bancorp Announces Retirement of Key Executive

About Horizon Bancorp
Horizon Bancorp is an independent, commercial bank holding company serving northern and central Indiana, southwest and central Michigan, and central Ohio through its commercial banking subsidiary Horizon Bank.  Horizon also offers mortgage-banking services throughout the Midwest. Horizon may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

Forward Looking Statements

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Contact:	Horizon Bancorp
Mark E. Secor
Executive Vice President & Chief Financial Officer
(219) 873-2611
Fax: (219) 874-9280

# # #